                                                                Exhibit No. 99.1

                                  News Release

Media Contacts:                                      Investor Contacts:
Nicole Fachet                                        Tania Almond
Manning, Selvage and Lee                             Digex, Incorporated
212.213.7140                                         240.456.3800
nicole.fachet@mslpr.com                              tania.almond@digex.com


                  Digex Reports First Quarter Results for 2003

            Continues to Generate Positive Cash Flow from Operations;
                      Net Loss Improves 47% Year-Over-Year

LAUREL, Md., May 15, 2003 - Digex, Incorporated (OTCBB: DIGX), a leading provider of enterprise hosting services, today announced revenue of $39.8 million for the quarter-ended March 31, 2003, compared with $51.8 million a year ago. Ending the quarter managed servers totaled 3,165 with average monthly revenue per server of $3,880. Gross margin in the quarter totaled 40%. Net loss available to common stockholders for the quarter totaled $27.5 million or $0.42 per share. Net cash provided by operations ending March 31, 2003 was $5.7 million compared with net cash used in operations in the same period of 2002 of ($0.1) million.

"The work we accomplished in 2002 started to show on the bottom line of the income statement this quarter, as our net losses improved significantly year-over-year," said George Kerns, president and CEO of Digex.

New customers added this quarter include: Anritsu Corporation, CNB e-lysium Systems Co. LLC, Deloitte Consulting, LifeCell Inc., R.E. Technologies, Inc., SecureInfo and Tractor Supply Company. A number of customers also upgraded or renewed their services including: Big Brothers Big Sisters of America, Blue Shield of California, Edmunds.com, Inc., HJ Heinz, Landstar System, Inc., Matrix Absence Management, Inc., National Auto Research and Watson Wyatt.

"We covered our operating and capital expenses with no external funding in the first quarter, said Scott Zimmerman, senior vice president and CFO of Digex. "Additionally, Digex continued generating positive cash flow from operations."

Financial highlights for Digex include:

..    Net cash used in investing activities totaled $0.8 million in the first quarter of 2003 down 94% from the 2002 amount

..    Quota-carrying salespeople totaled 49 for the quarter compared with 51 last quarter and 161 in the year-ago period

..    Total employees ending March 31, 2003 was 776, compared with 785 last quarter and 1,293 in the year-ago period

                                    1Q03       4Q02       3Q02       2Q02       1Q02
Revenue Mix by customer type:
   Enterprise                            86%        84%        83%        80%        81%
   Non-Enterprise                        14%        16%        17%        20%        19%

Customer Data:
   Gross Adds                            15         20         48        119         56
   Normalized Gross Adds*                                                 61        114
   Customers (Net) at period end        566        619        653        689        599
   Avg. Annualized Rev/Cust        $263,000   $272,000   $272,000   $299,000   $325,000
   Avg. Annualized Rev/Employee    $200,000   $216,000   $183,000   $156,000   $145,000

   * Normalized Gross Adds reflect what the gross adds would have been less the timing effects from a system conversion

   Note: Customer Data is based on quarterly billing not sales bookings

 Churn (Revenue)                        5.1%       5.3%       5.9%       4.3%       4.9%


Additional quarterly highlights for Digex include:

.. Evaluated and deployed over 20,000 patches for its customers in the first quarter, utilizing the latest version of its SmartSecurity(R) patch management methodology. SmartSecurity(R) comprises a rapid approach to assessing, testing and resolving Digex-uncovered, vendor-notified or security industry-identified exploits.

.. Launched Digex AppSpect(SM) - a new network-based security service that searches for application-layer vulnerabilities. Digex AppSpect(SM) scans applications using browser-based clients against the ten most common security vulnerabilities including cookie poisoning, cross-site scripting and forceful browsing. The AppSpect service includes consultation from Digex security experts including recommendations for improving application security.

..  Engineered managed services for two leading enterprise software packages:
   Siebel 7 and PeopleSoft 8. Digex's Siebel and PeopleSoft managed services include application specific automated process monitors, an array of pre- and post-production services, and advanced service levels specifically designed to improve the security and reliability of these applications when they are deployed on the Internet.

.. Renewed SAS70 Type II Audit - Digex successfully completed its SAS70 Type II review and audit for 2003. The SAS70 Type II Audit enforces high standards on operational controls and is required by many financial institutions as a prerequisite for doing business with a service provider.

.. Expanded BEA WebLogic Platform support - Digex expanded its already substantial capabilities on the BEA WebLogic Platform this quarter. With support for the recently released BEA WebLogic 7.0, Digex now incorporates services for both the Portal and Integration Server functionalities as well as the application server. Digex Managed Services for BEA deliver the necessary support to ensure a safe, available, high performance multi-tier infrastructure at a competitive price, reducing costs, resources and risks for its clients.

.. Completed global implementation of asset management system - This system tracks Digex's inventory from procurement through order management and solution implementation to disposal across all of Digex's facilities worldwide. This real-time, integrated system uses optical character recognition (OCR) and wireless technology to update Digex's customer relationship management (CRM) and back-office systems. It brings visibility to the inventory and asset information from a global perspective, allowing for more expeditious deployment and proper management of customer solutions.

Forward Looking Statements

Statements contained in this news release regarding expected financial results and other planned events are forward looking statements, subject to uncertainties and risks, including, but not limited to, the demand for Digex's services and the ability of Digex to successfully implement its strategies, each of which may be impacted, among other things, by economic, competitive or technological conditions. These and other applicable risks are summarized under the caption "Risk Factors" in the Company's annual 10-K filing, and are updated periodically through the filing of reports and registration statements with the Securities and Exchange Commission (SEC). Access to Digex's filings with the SEC is available at http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany& CIK=0001085098.

About Digex

Digex, Incorporated (OTCBB: DIGX) is a leading provider of enterprise hosting services. Digex's hosting roots trace back to a Maryland corporation under the name "Digital Express Group, Inc." founded in 1990 by a group of Internet pioneers, with an international financial organization as its first hosting customer in 1993. Today, Digex customers, from Fortune 1000 companies to leading Internet-based businesses, leverage Digex's services to successfully deploy business-critical and mission-critical Web sites, enterprise applications and Web services on the Internet. Additional information on Digex is available at www.digex.com.

About the MCI-Digex Affiliation

The MCI-Digex affiliation strategically combines the custom managed Web and application hosting expertise of Digex with the shared, dedicated and colocation hosting technologies of MCI (WCOEQ, MCWEQ) to offer businesses of all sizes the full continuum of secure, dependable hosting services. Powered by the reach and reliability of the facilities-based MCI global network, the MCI-Digex affiliation rapidly delivers scalable, high-availability outsourced solutions that enable companies throughout North America, Europe and Asia to better focus on their core business.

All trademarks, trade names and service marks mentioned and/or used herein belong to their respective owners.

                                       ##

                               DIGEX, INCORPORATED
                      CONSOLIDATED STATEMENTS OF OPERATIONS
             (Amounts in thousands, except share and per share data)

                                                                                 Three Months Ended
                                                                                      March 31,
                                                                           -----------------------------
                                                                               2003             2002
                                                                           ------------     ------------
                                                                            Unaudited        Unaudited
Revenue:
   Revenue                                                                 $     27,412     $     40,868
   Revenue from WorldCom                                                         12,416           10,889
                                                                           ------------     ------------
Total revenue                                                                    39,828           51,757

Costs and expenses:
   Cost of operations                                                             3,310            4,288
   Cost of services                                                              20,706           25,070
   Selling, general and administrative                                           14,690           28,011
   Provision for doubtful accounts                                                  125            1,265
   Provision for doubtful accounts for WorldCom                                       -              908
   Deferred compensation                                                              -              597
   Depreciation and amortization                                                 25,192           40,223

                                                                           ------------     ------------
Total costs and expenses                                                         64,023          100,362
                                                                           ------------     ------------
Loss from operations                                                            (24,195)         (48,605)
Other income (expense):
   Interest expense                                                              (2,063)          (1,992)
   Interest income and other                                                        139              161

                                                                           ------------     ------------
Loss before cumulative effect of change in accounting principle                 (26,119)         (50,436)
Cumulative effect of change in accounting principle                                (869)               -
                                                                           ------------     ------------

Net loss                                                                        (26,988)         (50,436)
Accretion of preferred stock discount                                              (503)          (1,006)

                                                                           ------------     ------------
Net loss available to common stockholders                                  $    (27,491)    $    (51,442)
                                                                           ============     ============

Loss per common share - basic and diluted:
Loss before cumulative effect of change in accounting principle            $      (0.41)    $      (0.80)
                                                                           ============     ============
Cumulative effect of change in accounting principle                        $      (0.01)    $          -
                                                                           ============     ============
Net loss per common share                                                  $      (0.42)    $      (0.80)
                                                                           ============     ============

Shares used in computing basic and diluted net loss per share                64,869,461       64,138,466
                                                                           ============     ============

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                               DIGEX, INCORPORATED
                           CONSOLIDATED BALANCE SHEETS
                (Amounts in thousands, except share information)

                                                                   March 31,           December 31,
                                                                     2003                  2002
                                                               -----------------    -----------------
                                                                   Unaudited
                         ASSETS

Current assets:
   Cash and cash equivalents                                   $          20,047    $          20,897
   Restricted investments                                                  2,017                3,059
   Accounts receivable, net of allowance of $3,257 and
   $3,563 in 2003 and 2002,respectively                                    7,836               12,165
   Due from WorldCom, net of allowance of $18,264 in
   2003 and 2002                                                               -                    -
   Deferred costs                                                          3,898                4,908
   Notes receivable from employees                                         5,829                6,008
   Prepaid expenses and other current assets                               5,307                5,999
                                                               -----------------    -----------------
           Total current assets                                           44,934               53,036
Property and equipment, net                                              126,976              149,195
Goodwill                                                                  11,880               11,880
Intangible assets, net                                                     4,144                4,388
Other assets                                                               2,749                2,340
                                                               -----------------    -----------------
           Total assets                                        $         190,683    $         220,839
                                                               =================    =================

           LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
   Accounts payable and accrued expenses                       $          37,717    $          38,510
   Due to WorldCom                                                        14,423               11,557
   Current portion of deferred liabilities                                 4,108                5,071
   Current portion of notes payable                                        3,651                  209
   Current portion of notes payable to Intermedia                        122,942               50,550
   Current portion of capital lease obligations                            6,391                6,374
                                                               -----------------    -----------------
           Total current liabilities                                     189,232              112,271
Deferred liabilities                                                       1,176                1,680
Other long-term liabilities                                                1,539                    -
Notes payable                                                                  -                3,299
Notes payable to Intermedia                                                    -               76,650
Capital lease obligations                                                 22,489               23,989
                                                               -----------------    -----------------
           Total liabilities                                             214,436              217,889
                                                               -----------------    -----------------

Redeemable preferred stock, $.01 par value; 5,000,000
shares authorized; 100,000 shares designated as Series
A Convertible; 50,000 and 100,000 Series A Convertible
shares issued and outstanding in 2003 and 2002,
respectively (aggregate liquidation preference of $50,000)                46,478               45,748

Stockholders' deficit:

Class A common stock, $.01par value; 100,000,000
shares authorized; 25,519,461 shares issued and
outstanding in 2003 and 2002,respectively                                    255                  255

Class B common stock, $.01 par value; 50,000,000
shares authorized; 39,350,000 shares issued and
outstanding in 2003 and 2002                                                 394                  394

Additional capital                                                       586,616              587,119
Accumulated deficit                                                     (657,549)            (630,561)
Accumulated other comprehensive income (loss)                                 53                   (5)
                                                               -----------------    -----------------
           Total stockholders' deficit                                   (70,231)             (42,798)
                                                               -----------------    -----------------
           Total liabilities and stockholders' deficit         $         190,683    $         220,839
                                                               =================    =================

                               DIGEX, INCORPORATED
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Amounts in thousands)

                                                                                     Three Months Ended
                                                                                          March 31,
                                                                                 -------------------------
                                                                                     2003         2002
                                                                                 -----------   -----------
                                                                                  Unaudited     Unaudited
        Net cash provided by (used in) operating activities                      $   5,683      $    (130)

        Investing activities:
           Purchases of property and equipment                                      (1,996)       (12,676)
           Other investing activities, net                                           1,198            180
                                                                                -----------     ----------
           Net cash used in investing activities                                      (798)       (12,496)

        Financing activities:
           Proceeds from issuances of notes payable                                      -         13,200
           Payments on notes payable                                                (4,259)             -
           Other financing activities, net                                          (1,534)        (1,808)
                                                                                -----------    -----------
           Net cash (used in) provided by financing activities                      (5,793)        11,392

        Effect of exchange rate on cash and cash equivalents                            58             22
                                                                                -----------    -----------
        Net decrease in cash and cash equivalents                                     (850)        (1,212)
        Cash and cash equivalents at beginning of the year                          20,897         12,096
                                                                                -----------    -----------
        Cash and cash equivalents at end of period                               $  20,047      $  10,884
                                                                                ===========    ===========
        Supplemental disclosure of cash flow information:
           Interest paid                                                         $   2,007      $   4,400
           Assets purchased with equipment credits granted in connection
              with the issuance of preferred stock                                     227          1,486
           Assets acquired through capital leases                                       36            981